Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT executed this 11 day of October, 2002, and effective as of October 1, 2002, by and between ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation (hereinafter referred to as the "Company" or "Employer") and JAMES M. LEVINE (hereinafter referred to as the "Employee");

                                    RECITALS

     A. The Company desires to employ Employee in the position of Executive Vice President APS Generation.

     B. The Company desires to insure, insofar as possible, that it will continue to have the benefit of the Employee's services over the Employment Term and to protect its confidential information and good will.

     C. Employer is engaged in the business of generation, construction, and acquisition of electrical power, and the transmission and distribution of electrical power.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

                                   AGREEMENTS

     1. TITLE. The Company does hereby employ the Employee as Executive Vice President APS Generation, and the Employee does hereby accept and agree to such employment.

     2. EMPLOYMENT TERM.

     (a) The Employee shall be employed by the Company in the position set forth in Section 1 for a five (5) year period commencing on October 1, 2002 and ending on October 1, 2007 (the "Employment Term").

     (b) The parties may renew this Employment Agreement for additional periods on mutually acceptable terms and conditions, but neither the Company nor the Employee is under any obligation to agree to such extensions.

     (c) In the event of a "Change of Control" [as defined in the Employee's Key Executive Employment Severance Agreement ("KEESA")] the terms of the KEESA are controlling.

     3. COMPENSATION. Employer agrees to pay Employee an annual salary in the amount of $550,000.00.

     4. BONUSES AND OTHER COMPENSATION.

     All incentive plans are subject to change or termination at the Board of Director's sole discretion.

     (a) INCENTIVE PAY. Employer agrees to award Employee an incentive bonus of up to 60% of base salary with a target level of 40% of base salary under the Officer Incentive Plan if corporate, departmental and individual targets are met, all in accordance with the terms of that Plan.

     (b) PERFORMANCE SHARES AND STOCK OPTIONS. Employer agrees to request the Human Resources Committee ("the Committee") to grant Employee Performance Shares in an amount equivalent to 65% - 85% of the amount awarded to a member of the Office of the President under the Stock Incentive Plan. The Employer also agrees to request the Committee to grant Performance Accelerated Stock Options under the Stock Incentive Plan equal to five times the number of Performance Shares granted under this Paragraph (b).

     (c) ADDITIONAL PERFORMANCE SHARES. In addition to (b) above, Employer agrees to request the Committee to grant Employee 2000 Performance Shares each year under the 2002 Stock Incentive Plan (the "2002 Plan") without any matching requirement, all in accordance with the terms of the 2002 Plan and as previously agreed upon by the parties.

     (d) PENSION. Employee's pension benefit that was agreed upon effective January 1, 2002 will remain the same.

     (e) OTHER PAYMENTS.

          i.  Employee is eligible for  incentive  payments  based on Palo Verde
     Nuclear Generating Station maintenance of specified federal and nuclear oversight program ratings, nuclear safety, and for successful outage results.

          ii. The Company agrees to pay for a Country Club membership for Employee's use. The Company will purchase the membership and Employee will assume payment of the monthly dues.

     5. BENEFITS AND OBLIGATIONS.

     (a) The Employee shall be included to the extent eligible in any and all plans providing general benefits to the Company's employees and which shall be made available on the same terms and conditions as to other employees of comparable status and position.

     (b) The Employee agrees that if, during the Employment Period, the Company terminates his employment or he voluntarily quits, the Employee shall not, for a period commencing on the date of termination and ending after one (1) year, (i) directly own, manage, operate, control, be employed by, participate in, finance, consult, advise, or be connected in any manner whatsoever with the ownership, management, operation, control or financing of any business, person, corporation, partnership, or other entity which directly or indirectly engages in electric power generation, in competition with the Company, or (ii) engage in any other activity involving competition with the Company in the foregoing industry without the prior written approval of the Company's Board of Directors; provided, however, that nothing in this Section shall prohibit the Employee from owning stock or other securities of a competitor amounting to less than twenty percent (20%) of the stated capital of such competitor. For purposes of this provision, if a Court of competent jurisdiction should rule that a one (1) year period is unenforceable then the period shall be six (6) months.

     (c) The Employee covenants and agrees, during the Employee's employment by the Company and following his Termination Date, to hold in strict confidence any and all information in the Employee's possession as a result of the Employee's employment; provided that nothing in this Employment Agreement shall be construed to prohibit the Employee from reporting or disclosing any suspected instance of illegal activity of any nature, any nuclear safety concerns, any workplace safety concerns or any public safety concerns to the United States
Nuclear Regulatory Commission ("NRC"), United States Department of Labor ("DOL"), or any federal, state, or local governmental agency or court. This Employment Agreement shall not be construed to prohibit the Employee from providing information to the NRC, DOL, or any other federal or state governmental agency or governmental officials, or testifying in any civil or criminal proceedings, even if such information or testimony being provided relates to the claims or matters covered by this Employment Agreement. This Employment Agreement shall not be construed as a waiver or withdrawal of any safety concerns which Employee has or may have reported to the NRC or DOL, or withdrawal of any participation by Employee in any NRC or DOL proceedings. Notwithstanding anything to the contrary in this paragraph, Employee hereby waives and releases any right to receive any relief as a result of Employee's participation in any investigation or proceeding of the NRC, DOL, or any federal, state or local government agency or court.

     6. TERMINATION. This Employment Agreement shall automatically terminate on the expiration of the initial Employment Term described in Section 2(a) without any notice from either party, unless the parties mutually agree to extend this Employment Agreement in writing for additional periods of time. The Company retains the right to terminate this Agreement for cause at any time prior to the expiration of the Employment Term.

     7. ARBITRATION. All claims, disputes and other matters in question between the parties arising under this Employment Agreement, other than Sections 5(b) and (c) which may be enforced by the Company through injunctive relief, shall be decided by arbitration in accordance with the rules of the American Arbitration Association, unless the parties mutually agree otherwise. Such arbitration shall take place in Phoenix, Arizona. The Company shall pay the cost of such arbitration. The award by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

     8. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Employment Agreement is in violation of any statute or public policy, then only the portions of this Employment Agreement which violate such statute or public policy shall be stricken. All portions of this Employment Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Employment Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Employment Agreement.

     9. GOVERNING LAW. This Employment Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Arizona, and no action involving this Employment Agreement may be brought except in the Superior Court for the State of Arizona or the Federal District Court for the District of Arizona, subject to
Section 7.

     10. AMENDMENT OR TERMINATION. This Employment Agreement and the KEESA embody the entire agreement of the parties respecting the matters within its scope and may be modified only in writing.

     11. ASSIGNMENT. This Agreement may be assigned by Employer and shall be fully binding on any such assignee and shall not be assignable by Employee.

     IN WITNESS WHEREOF, the parties have executed this Agreement.


                                   ARIZONA PUBLIC SERVICE COMPANY


                                   By: William J. Post
                                       -----------------------------------------
                                       William J. Post
                                       Pinnacle West Capital Corporation
                                       Its Chief Executive Officer and
                                           Chairman of the Board
                                       Date: 10-11-02
                                             -----------------------------------


                                   EMPLOYEE
                                            James M. Levine
                                            ------------------------------------
                                            James M. Levine
                                            Date: 10-11-02
                                                  ------------------------------